Exhibit 10.35

December 1, 2004

Mr. A. Kirk Lanterman
c/o Holland America Line Inc.
300 Elliott Avenue West
Seattle, Washington 98119

      Re:   Employment Compensation: December 2004

Dear Kirk:

This letter will confirm our understanding that, effective December 1, 2004, your base wages will increase to $62,500 per month, less applicable taxes and other standard deductions, including but not limited to medical insurance premiums and 401(k) contributions, if any, that you have previously authorized us to withhold.

I further confirm our understanding that you are resigning as a Holland America Line employee effective December 31, 2004. Assuming you remain an employee in good standing as of that date, you will also be eligible to participate in the Holland America Line Inc. Profit Sharing Plan for 2004.

This letter is not intended to alter the terms and conditions of either the separate Consulting Agreement, dated November 30, 2004, between you and Holland America Line Inc. and others, or the Retirement and Consulting Agreement, dated November 28, 2003, between you, Carnival Corporation, Holland America Line Inc. and others.

Your signature below will acknowledge your understanding of and agreement with the above terms.

Very truly yours,


/s/ Wayne Byers
---------------------
Wayne Byers
Vice President, Human Resources

                                Acknowledged by:


/s/ A. Kirk Lanterman                                /s/ Stein Kruse
---------------------                                ---------------
A. Kirk Lanterman                                    Stein Kruse
President and Chief Operating Officer
Holland America Line Inc.

Cc:                               Arnie Perez
                                  Larry Calkins
                                  Kelly Clark